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                                                                 EXHIBIT 10.3


                             MANAGEMENT AGREEMENT
                             --------------------

     This Agreement ("Management Agreement") is made as of July 14, 1997, by and between SOIL REMEDIATION OF PHILADELPHIA, INC., a Delaware corporation ("SRP"), CLEANSOILS OF FAIRLESS HILLS, INC., a Delaware corporation ("CleanSoils") (SRP and CleanSoils are sometimes hereinafter referred to individually as a "Company" and together as the "Companies"), and EASTERN WASTE OF DELAWARE VALLEY, INC., a Delaware corporation ("Manager").

                                   RECITALS
                                   --------

     Companies are engaged in the business of remediating contaminated soil and disposing of the treated soil for commercial and industrial customers of (i) SRP, which is located in Philadelphia, Pennsylvania and (ii) CleanSoils, which is located in Bucks County, Pennsylvania (collectively, the "Businesses"). Manager is engaged, among other things, in providing administrative, management, consulting, financial, marketing and operational support services to the solid waste industry.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.  Appointment of Manager; Relationship of Companies and the Manager.  (a)
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Manager shall provide administrative, management, consulting, financial, marketing and operational support services to the Companies, as hereinafter provided. Manager shall conduct the Businesses on its own behalf and for its own benefit and at all times shall be independent of the Companies. The Companies shall permit their respective Businesses and all of Companies' real and tangible and intangible personal property, including, without limitation, customer accounts, buildings, equipment, accounts receivable, cash and cash equivalents (collectively, the "Assets"). All Assets except for cash and cash equivalents shall remain in the Companies' names to accommodate the Manager. Nothing contained herein shall be deemed to make or render either Company a partner, co-venturer or other participant in the business or operations of the Manager, or in any manner to render either Company liable, as principal, surety, guarantor, agent or otherwise for any of the debts, obligations or liabilities of Manager.

          (b) In furtherance of the foregoing, as of the effective date hereof, the Companies will turn all of the Assets of the Businesses over to the Manager.
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     2.   Management Services.  Manager will provide, supply and render such
          -------------------
administrative, management, consulting, financial, marketing, and operational support services as are necessary to operate the Businesses and, as more specifically described below, shall:

     (a) Administer, supervise and control all of the finances of the Businesses, including payroll, taxes, accounting, bookkeeping, record keeping, managing of accounts payable and accounts receivable, banking, financial records and reporting functions, with the power to make such changes therein, in its sole discretion, and to incorporate such functions into systems used by Manager.

     (b)  Select and employ all personnel necessary to operate the Businesses.

     (c) Supervise and control the purchase of all materials and supplies, and acquire, lease, dispose of and repair equipment and facilities necessary to operate the Businesses.

     (d) Manage, at Manager's sole discretion, all costs and all pricing on a customer-by-customer basis, estimate all costs on new contracts, bid on and enter into new contracts, and control all costs for contracts in progress.

     (e) Commence, defend and control all legal actions, arbitrations, investigations and proceedings that arise due to events occurring in connection with the operation of the Businesses during the term of this Management Agreement.

     (f) Maintain the Assets in good repair, order and condition, normal and reasonable wear and tear excepted.

     (g) Discharge current liabilities as at the date hereof and as hereafter incurred of the Businesses in the ordinary course.

     (h)  Operate the Businesses, as determined in Manager's sole discretion.

     (i) Haul at its costs up to 10,000 tons of soil currently located at the Clean Soils facility in Bucks County to the Southern Allegheny Landfill operated by USA Waste, subject to the soil meeting regulatory requirements for the site to accept it for disposal.

     3.   Obligations of the Companies.  Neither Company shall, without the
          ----------------------------
Manager's prior written consent:

     (a)  Modify, amend, or do anything to affect the Businesses;

     (b) Create or incur any indebtedness or other liability or obligation in connection with the Assets or Businesses;

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     (c)  Enter into or terminate any lease, agreement, contract or other commitment in connection with either Business;

     (d) Release or create or incur any mortgage, lien or other encumbrance with respect to the Assets or Businesses;

     (e)  Sell, abandon or otherwise dispose of any of the Assets;

     (f)  Make any commitment relating to any of the Assets of either Business;
or

     (g) Cancel or waive any claim or right with respect to the Assets or Businesses.

The Companies shall have no obligations other than those set forth in this Management Agreement.

     4.   Additional Agreements of Companies.  The Companies agree that at all
          ----------------------------------
times during the term of this Agreement, the Companies shall:

     (a) Do nothing, and permit nothing to be done (which is within the control of either Company), which will or might cause the Companies to operate in an improper or illegal manner.

     (b) Not cause a default in any of the terms, conditions and obligations of any of the contracts and other agreements of either Company.

     (c) To the extent permissible by law, maintain their corporate existence in good standing, maintain in full force their licenses and permits in the Commonwealth of Pennsylvania, and comply fully with all laws respecting their formation, existence, activities and operations.

     (d) Allow Manager and the employees, attorneys, accountants and other representatives of Manager full and free access to the Companies' books and records, and all of the facilities of each of the Companies so long as they relate to the Businesses or Assets.

     (e) Assist Manager to name itself as an additional named insured under all policies of insurance and give all notices and present all claims under all policies of insurance in due and timely fashion. All premiums for insurance shall be paid by the Manager.

     5.   Payroll Expenses. Manager shall have the power to fix the compensation
          ----------------
of all persons employed to operate the Businesses. It is understood that Manager will be solely responsible for supplying the personnel required to operate the Businesses and will be responsible for all compensation to be paid.

     6.   General and Administrative Activities.  To the extent that Manager
          -------------------------------------
shall deem it necessary or desirable, Manager shall have the power and authority to combine and integrate, at
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its own office (including those of an affiliate), the "general and administrative" (as such term is used in accounting practice) activities of the Businesses, including, but not limited to, all accounting, bookkeeping, record-keeping, paying, receiving and other fiscal or financial activities, with those of Manager.

     7.   Location.  During the term of this Agreement, the Businesses will be
          --------
operated at the Companies' facilities or any other location selected by Manager.

     8.   Operations and Compensation.  During the term of this Agreement,
          ---------------------------
Manager may bill in the name of either Company. Manager will collect all revenues and pay all expenses associated with operating the Businesses. Manager will retain any and all profits and incur any and all losses resulting from operating the Businesses. Manager shall operate the Business in its sole discretion, including, shutting down and ceasing the operation of the Business.

     9.   Term of Agreement; Termination of Rights.
          ----------------------------------------

     (a) The term of this Management Agreement shall commence on the date hereof and shall expire on the ninetieth (90th) day after the date hereof (the "Expiration Date").

     (b) A Company may, at its option, upon ten (10) days' written notice terminate this Management Agreement as to itself: (i) if Manager shall violate any material provision or be in material breach of this Management Agreement; or
(ii) if Manager (a) makes an assignment for the benefit of creditors, (b) is adjudicated a bankrupt, (c) files or has filed against it any bankruptcy, reorganization, liquidation or similar petition or any petition seeking the appointment of a receiver, conservator or other representative, or (d) proposes a composition arrangement with creditors.

     (c) Manager and each of the Companies are negotiating the terms of possible acquisitions of one or both Companies by Manager or an affiliate of Manager. In the event that any such acquisition occurs, this Agreement will terminate as to the acquired Company simultaneously with the closing of the acquisition unless it shall have expired or been earlier terminated as provided herein.

     (d) Manager may, at its option, upon ten (10) days' written notice terminate this Management Agreement as to either Company, if that Company shall violate any material provision of this Management Agreement.

     (e) In the event of termination of this Management Agreement for any reason, a Company shall have no obligation to Manager for the return of any funds paid to that Company by Manager.
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     (f)  No termination under this Paragraph 9 shall affect those provisions of this Agreement which are intended to be effective subsequent to such termination, including, without limitation, any Company's obligation to assist Manager in transferring the Businesses and Assets.

     (g) Following the expiration or termination of this Management Agreement other than a termination pursuant to Paragraph 9(c), Manager will transfer the Businesses and Assets to the Companies as of the date of such expiration or termination.

     10.  Indemnification.
          ---------------

     (a) Manager shall indemnify, defend and hold harmless each Company and its affiliates, shareholders, officers, directors, employees, and agents, against and in respect of any and all losses, claims, damages, causes of action, actions, obligations, liabilities, deficiencies, suits, proceedings, actual out-of-pocket obligations and expenses (including cost of investigation, interest, penalties and reasonable attorneys' fees) (collectively, "Losses") arising out of or due to the operation of a Business by Manager, its affiliates, agents, servants and/or employees after Closing under the provisions of this Management Agreement. The obligations set forth in this Section 10(a) shall terminate on the Expiration Date.

     (b) Companies shall indemnify, defend and hold harmless Manager and its affiliates, shareholders, officers, directors, employees, and agents, against and in respect of any and all Losses arising out of or due to the operation of the Businesses by Companies, their affiliates, agents, servants and/or employee and any permit violation or on-site contamination (other than of the soil referred to in Section 2(i) above) prior to the commencement of the term of this Management Agreement. The obligations set forth in this Section 10(b) shall terminate on the Expiration Date.

     (c) If a party entitled to indemnification (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which a party is obligated to provide indemnification (the "Indemnifying Party") pursuant to subsections (a) and (b) of this Section 10, the Indemnitee shall promptly give the Indemnifying Party notice thereof ("Indemnification Notice"). Such Indemnification Notice shall be a condition precedent to any liability of the Indemnifying Party under the provisions for indemnification contained in this Management Agreement. Except as provided below, the Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party provides the Indemnitee a defense to a third party claim at the Indemnifying Party's cost with a qualified attorney, Indemnitee may participate and/or monitor the defense with an attorney of the Indemnitee's selection (at the Indemnitee's own expense). Provided that the Indemnifying Party pays for the full cost of the settlement of any claim, the Indemnifying Party may settle any claim without the consent of the Indemnitee. If the Indemnifying Party chooses to defend any claim, the

Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

     (d) If a party is entitled to indemnification under this Management Agreement, the party seeking indemnification must elect to proceed under this
Section 10.

     11.  Additional Provisions.
          ---------------------

     (a) This Management Agreement sets forth the entire understanding and agreement among the parties hereto with reference to the subject matter hereof and may not be modified, amended, discharged or terminated except by a written instrument signed by the parties hereto.

     (b) This Management Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made, delivered and to be performed within such State.

     (c) This Management Agreement may not be assigned by Companies or Manager, except that Manager may in its sole discretion assign this Management Agreement to a properly licensed affiliate performing similar types of services. Upon any assignment Manager shall remain primarily liable and also be jointly and severally liable to Companies for performance of Manager's duties herein.

     (d) All of the terms and provisions of this Management Agreement shall be binding upon, inure to the benefit of, and be enforceable by each of the parties hereto and their respective successors and assigns. Except for affiliates of the Companies and Manager and their respective shareholders, officers, directors, employees and agents, no person other than the parties hereto shall be a third party beneficiary of this Management Agreement or have any rights hereunder.

     (e) No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

     (f) No publicity release or announcement concerning this Management Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Companies and Manager.

     (g) Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee, telecopied to the addressee or mailed, certified or registered mail, or sent by a nationally recognized express courier service, postage or sending charges prepaid, and shall be deemed given when so delivered personally, telecopied, if by certified or registered mail, four days after the date of mailing, or if by express courier service, two days after the date of sending, as follows:
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          (i)  If to the Companies or USA Waste (as defined below), to:

                    Office of General Counsel
                    USA Waste Services, Inc.
                    First City Tower, Suite 4000
                    Houston, Texas 77002

          (ii) If to Manager or EESI (as defined below), to:

                    Eastern Environmental Services, Inc.
                    1000 Crawford Place
                    Mt. Laurel, NJ 08054

                    With a copy to:

                    Robert M. Kramer, Esq.
                    1150 First Avenue, Suite 900
                    King of Prussia, PA 19406

and to such other address or addresses as the Companies or Manager, as the case may be, may designate to the other by notice as set forth above.

     (h) Any legal action, suit or proceeding arising out of or relating to this Management Agreement or the transactions contemplated hereby may be instituted in any state or Federal court located in Philadelphia and Bucks Counties, Commonwealth of Pennsylvania, and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, suit or proceeding, and irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right to any party to service of process in any other manner permitted by law.

     (i) If any provision of this Management Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Management Agreement, all of which shall remain in full force and effect.

     (j) This Management Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
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     (k)  The headings in this Management Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Management Agreement.

     (l) Manager shall name each Company as an additional insured on liability policies and shall provide each Company evidence of same within five (5) days of execution of this Management Agreement

     (m) The Companies shall use best efforts and cooperate with Manager to implement this Management Agreement and, in that regard, shall execute and deliver at the reasonable request of Manager, any additional documents required to permit Manager to exercise its rights and perform its obligations hereunder.

     (n) Each Company will, at the request and expense of Manager, produce in form reasonably satisfactory to the Manager, an annual audit of each Company for each of the two years ended December 31, 1996.

     (12) Joinder.
          -------

     Eastern Environmental Services, Inc., a Delaware corporation ("EESI") and the owner of all of the capital stock of Manager, and USA Waste Services Inc., a Delaware corporation ("USA Waste"), and the owner of all of the capital stock of SRP and CleanSoils, hereby join in this Agreement as to Article 10 only as follows: (i) USA Waste shall be jointly and severally responsible for the performance by each of the Companies of its obligations pursuant to Article 10;
(ii) EESI shall be jointly and severally liable with the Manager for the performance by the Manager of its obligations pursuant to Section 10. The Manager, on the one hand, and the Companies, on the other hand, may proceed directly against USA Waste or EESI, as applicable, pursuant to this Section 11 with respect to any claim that they may have against the Manager or the Companies, as applicable.

     IN WITNESS WHEREOF, the parties have executed this Management Agreement as of the date first above written.


                               EASTERN ENVIRONMENTAL SERVICES, INC.


                               By:  /s/ Robert M. Kramer
                                    ------------------------------------------
                                 Robert M. Kramer, Executive Vice President


                               SOIL REMEDIATION OF PHILADELPHIA, INC.


                               By:  /s/ Gregory Sangalis
                                    ------------------------------------------
                                 Gregory Sangalis, Vice President


                               CLEANSOILS OF FAIRLESS HILLS, INC.


                               By:  /s/ Gregory Sangalis
                                    ------------------------------------------
                                 Gregory Sangalis, Vice President